EX 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Sweet Spot Games, Inc.,

Corporation (the "Company") on Form  10-K  for the period ending June 30,

2008 has filed with the Securities and Exchange  Commission  on the date hereof

(the "Report"),  I,  Gerald Mills,  Chief Financial Officer  of the Company, certify,

pursuant to 18  U.S.C.  Section  1350,  as adopted  pursuant to Section 906  of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge and belief:

     (1)    The Report fully complies with the requirements of Section 13(a) or

15(d) of the Securities Exchange Act of 1934; and

     (2)     The  information  contained  in the Report fairly presents, in all material respects, the financial condition  and  result  of  operations  of the

Company.

Name & Title

Date

/s/  Gerald Mills

-----------

Chief Financial Officer (Principal

Financial Officer)

September 03, 2010